UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2021

ENOCHIAN BIOSCIENCES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2080 Century City East Suite 906 Los Angeles, CA 90067 (Address of principal executive offices)

+1(786) 888-1685

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	ENOB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 18, 2021, Enochian Biosciences Inc., a Delaware corporation (the “Company” or “Enochian”) entered into a Statement of Work & License Agreement (the “License Agreement”), by and among the Company, G Tech Bio, LLC, a California limited liability company (“G Tech”) and G Health Research Foundation, a not for profit entity organized under the laws of California doing business as Seraph Research Institute (“SRI”), whereby the Company acquired a sublicensable, exclusive license (the “License”) to research, develop and commercialize certain formulations which are aimed at preventing and treating pan-coronavirus or the potential combination of the pan-coronavirus and pan-influenza, including the SARS-coronavirus that causes COVID-19 and pan-influenza (the “Prevention and Treatment”), as recently presented at the 2021 Conference on Retroviruses and Opportunistic Infections (“CROI”). Enochian previously acquired licenses to the use of the same underlying technology, and is actively studying it for the potential cure for the Hepatitis B Virus (“HBV”) as presented at the 2020 Conference of American Society of Gene and Cell Therapy (“ASGCT”) and HEP DART in 2019, and Human Immunodeficiency Virus (“HIV”). For information on the Company’s efforts to develop a cure to HBV and HIV using this technology platform, please see Exhibit 99.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2020 and Exhibit 99.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2019. As noted in such Form 8-K filings, the information included in these Exhibits 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The License Agreement was entered into pursuant to the existing Framework Agreement between the parties dated November 15, 2019. The License Agreement states that in consideration for the License, the Company shall provide cash funding for research costs and equipment and certain other in-kind funding related to the Prevention and Treatment over a 24-month period, and provides for an up-front payment of $10 million within 60 days of April 18, 2021, along with additional payments upon the occurrence of certain benchmarks in the development of the technology set forth in the License Agreement, in each case subject to the terms of the License Agreement. Under the License Agreement, G Tech has the right to terminate the Licensing Agreement if the Company has not made the up-front payment of $10 million within 60 days of April 18, 2021. Additionally, the License Agreement provides for cooperation related to the development of intellectual property related to the Prevention and Treatment and for a 3% royalty to G Tech on any net sales that may occur under the License.

The License Agreement contains customary representations, warranties and covenants of the parties with respect to the development of the Prevention and Treatment and the License. G Tech and SRI are each controlled by certain shareholders of the Company, and G Tech and the Company are party to a consulting agreement, dated July 9, 2018, under which G Tech provides services to the Company unrelated to the License.

The foregoing description of the License Agreement does not purport to be complete, and is qualified in its entirety by reference to Exhibit 10.1 hereto, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

EXHIBIT NO.	DESCRIPTION	LOCATION
10.1	License Agreement	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOCHIAN BIOSCIENCES INC.

By: /s/ Mark R. Dybul Name: Mark R. Dybul Title: Executive Vice Chair

Date: April 22, 2021

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